UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  July 28, 2005

Mac-Gray Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

22 Water Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

(617) 492-4040
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 28, 2005, the Board of Directors of Mac-Gray Corporation (the “Company”) established the following compensation for the members of the Board, to be effective retroactively as of July 1, 2005:

Directors who are also employees of the Company do not receive compensation for their services on the Board or any committee thereof. Each director who is not an employee of the Company receives:

•                  an annual fee of $20,000, paid in quarterly installments, 50% of which is paid in shares of common stock and the balance of which, at the discretion of the director, is paid in cash, shares of common stock or any combination thereof; and

•                  an additional fee of $1,500 for each Board meeting attended in person and $500 per meeting attended by teleconference.

Committee members receive $1,000 per meeting of the Compensation Committee or the Governance and Nominating Committee, and $1,250 per meeting of the Audit Committee.  Committee members receive $250 per meeting attended by teleconference. In addition, the Chairman of each of the Compensation Committee and the Governance and Nominating Committee is paid $2,000 per year, and the Chairman of the Audit Committee receives $2,500 per year.

Each newly elected non-employee director receives an option to purchase 5,000 shares of common stock on the fifth business day after his or her election to the Board, and each non-employee director who is serving as a director on the fifth business day after each annual meeting of stockholders automatically receives an option to purchase 7,500 shares of common stock. All of such options granted to non-employee directors are fully exercisable upon grant at an exercise price equal to the fair market value of the common stock on the date of the grant and terminate upon the tenth anniversary of the date of grant. All directors are reimbursed for significant travel expenses, if any, incurred in attending meetings of the Board and its committees.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of the Company increased its size to seven members and appointed Christopher T. Jenny to serve as a new member of the Board effective as of July 28, 2005.  Mr. Jenny will serve as a Class II Director with a term expiring in 2008.  Mr. Jenny is currently Senior Partner and principal with The Parthenon Group, a Boston-based management consulting and investment firm that works with companies on their most critical strategy issues.  In 2003 and 2004, the Company paid $45,000 and $237,000, respectively, to The Parthenon Group for strategic consulting services relating to the Company’s acquisition activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAC-GRAY CORPORATION

Date: August 3, 2005	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer